As filed with the Securities and Exchange
Commission on November 21, 1994.  Registration No. 33-
                                                      ------
- ------------------------------------------------------------
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM S-8

  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    THE CLOROX COMPANY
  (Exact name of registrant as specified in its charter)

         Delaware                         31-0595760
(State or other jurisdiction           (I.R.S. Employer
of incorporation or organization)      Identification No.)

1221 Broadway, Oakland, CA                  94612-1888
(Address of Principal Executive Offices)    (Zip Code)

     THE CLOROX COMPANY LONG-TERM COMPENSATION PROGRAM
                 (Full title of the plan)

          Edward A. Cutter, Senior Vice President -
               General Counsel and Secretary
                    The Clorox Company,
           1221 Broadway, Oakland, CA 94612-1888
          (Name and address of agent for service)

                       510-271-7000
          (Telephone number, including area code,
                   of agent for service)
               ---------------------------------
              Calculation of Registration Fee
- ------------------------------------------------------------
                         Proposed  Proposed
Title of      Number     Maximum   Maximum       Amount of
Securities    of shares  Offering  Aggregate     Regis-
to be         to be      Price Per Offering      tration
Registered    Registered Share     Price         Fee
- ------------------------------------------------------------

Common Stock  1,700,000  $56.50* $96,050,000.00  $33,120.69*
- ------------------------------------------------------------

* Pursuant to Rule 457(c) and (h), estimate based on the average high and low sale prices of Clorox common stock on the New York Stock Exchange on November 16, 1994.




                          Part II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The contents of the registration statement on Form S-8 filed by the Company on September 26, 1988 (File
No. 33-24582) are incorporated by reference herein.


Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Edward A. Cutter, Esq., who has rendered an opinion regarding the validity of the securities being registered hereby, is the Senior Vice President-General Counsel and Secretary of the Company. As of July 29, 1994, Mr. Cutter owned 40,327 shares of the Company's common stock, including 24,558 shares issuable upon the exercise of stock options that were exercisable within 60 days of such date.

Item 6.  Indemnification of Directors and Officers.

         Not applicable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.























                           II-1
Item 8.  Exhibits.

                       Exhibit Index
                       -------------

Exh. No.      Description
- -------       -----------------------------------------------
   (5)        Opinion of Edward A. Cutter, Esq., Senior Vice
              President - General Counsel and Secretary of the Company (located at page E-1 hereof).

  (23)(a) Consent of Deloitte & Touche LLP (located at page E-2 hereof).

      (b)     Consent of Edward A. Cutter, Esq. (included in
              Exhibit 5 above).

  (24)        Manually executed Power of Attorney of Daniel
              Boggan, Jr., John W. Collins, Ursula
              Fairchild, Jochen Krautter, Juergen Manchot,
              Dean O. Morton, Edward L. Scarff, Lary R.
              Scott, Forrest N. Shumway, James A. Vohs and
              C.A. Wolfe, dated March 16, 1994 (located at page E-3 hereof).



Item 9.  Undertakings.

         Not applicable.


























                          II-2
                        SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on November 21, 1994.

                             THE CLOROX COMPANY



                             By: /s/ G. CRAIG SULLIVAN
                                 G. Craig Sullivan
                                 Chairman and
                                 Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                       Title                    Date
- -----------------------------  ---------------------------  -----------------------

/s/ G. CRAIG SULLIVAN          Chairman of the Board,       November 21, 1994
    G. Craig Sullivan            Chief Executive Officer
                                 and Director (principal
                                 executive officer)


/s/ WILLIAM F. AUSFAHL         Group Vice President,        November 21, 1994
    William F. Ausfahl           Chief Financial Officer
                                 and Director (principal
                                 financial officer)


/s/ HENRY J. SALVO, JR.        Vice President-Controller    November 21, 1994
    Henry J. Salvo, Jr.          (principal accounting
                                  officer)


/s/ DANIEL BOGGAN, JR.           Director                     November 21, 1994
   * Daniel Boggan, Jr.



        Signature                       Title                    Date
- -----------------------------  ---------------------------  -----------------------


/s/ JOHN W. COLLINS            Director                     November 21, 1994
    * John W. Collins


/s/ URSULA FAIRCHILD           Director                     November 21, 1994
    * Ursula Fairchild


/s/ JOCHEN KRAUTTER            Director                     November 21, 1994
    * Jochen Krautter


/s/ JUERGEN MACHOT             Director                     November 21, 1994
    * Juergen Manchot


/s/ DEAN O. MORTON             Director                     November 21, 1994
    * Dean O. Morton


/s/ EDWARD L. SCARFF           Director                     November 21, 1994
    * Edward L. Scarff


/s/ LARY R. SCOTT              Director                     November 21, 1994
    * Lary R. Scott


/s/ FORREST N. SHUMWAY         Director                     November 21, 1994
    * Forrest N. Shumway


/s/ JAMES A. VOHS              Director                     November 21, 1994
    * James A. Vohs


/s/ C. A. WOLFE                Director                     November 21, 1994
    * C. A. Wolfe



* By /s/ EDWARD A. CUTTER
      Edward A. Cutter, Esq.
      (Attorney in Fact)

                                   II-4